UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 10, 2025

iROBOT CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive

Bedford, MA 01730

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IRBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreement

The information regarding the Restructuring Support Agreement set forth in Item 1.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Lease Amendment

On December 12, 2025, iRobot Corporation (the “Company”) and XChange Property Owner, L.P. (“Landlord”) entered into an Eleventh Amendment to Lease (the “Lease Amendment”), which amends certain provisions of that certain Lease Agreement, by and between the Company and Landlord, dated as of February 22, 2007, as amended (the “Lease”), regarding the Company’s corporate headquarters located at 4-12 Crosby Drive, Bedford, Massachusetts. The Amendment provides for, among other things, (i) a termination of the Lease as to a portion of the leased premises and contraction of such leased premises to approximately 102,000 rentable square feet; (ii) an extension of the lease term for a seven (7) year period from and after the effective date of the Lease Amendment; and (iii) a requirement for the Company to post a Letter of Credit in the amount of $2,000,000 by the effective date of the Lease Amendment. The foregoing summary of the Lease Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Lease Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Supply Agreement

On December 11, 2025, the Company and iRobot UK Ltd. entered into a Design Manufacturer and Supply Agreement (the “Supply Agreement”) with Shenzhen PICEA Robotics Co., Ltd. (f/k/a Shenzhen 3irobotix Co., Ltd.) (“Picea Robotics”) and Santrum Hong Kong Co., Limited, a wholly-owned subsidiary of Picea Robotics (“Santrum” and together with Picea Robotics, “Picea”), pursuant to which Picea will continue to design, manufacture, assemble, package and supply certain Company products (the “Services”) on the terms set forth therein. The Supply Agreement, which has a two year term, will govern all Services provided by Picea to the Company from and after the date of the Supply Agreement. The Supply Agreement tolls Picea’s right to receive payment for fifty-five (55) days from the date of the Supply Agreement and then permits Picea, at its discretion, to request payment on net ninety (90) day terms. The foregoing summary of the Supply Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Supply Agreement, which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 1.03	Bankruptcy or Receivership.

Voluntary Petitions for Reorganization

On December 14, 2025 (the “Petition Date”), the Company and its subsidiaries iRobot US Holdings, LLC and iRobot Holdings LLC (together with the Company, the “Company Parties”) filed voluntary petitions (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) to implement a prepackaged chapter 11 plan of reorganization (the “Plan”) that effectuates a financial restructuring of the Company’s secured debt held in full by Picea and certain unsecured financial obligations owed to Picea Robotics (the “Financial Reorganization”). On the Petition Date, prior to commencing the Chapter 11 Cases, the Company commenced the solicitation of the Plan with a related disclosure statement (“Disclosure Statement”). Shortly thereafter on the Petition Date, Picea voted in favor of the Plan in accordance with the Restructuring Support Agreement described further below. The Company has requested that the Court administer the Chapter 11 Cases jointly for administrative purposes only under the caption In re iRobot Corporation, et al.

The Company filed customary first day motions with the Court to ensure its ability to continue operating in the ordinary course of business both domestically and internationally, including its authority to pay employee wages and benefits and vendors and suppliers in the ordinary course of business, as well as honor all customer obligations in the ordinary course. The Plan and the “first day” relief anticipate that vendors and other unsecured creditors (other than Picea Robotics) will be paid in full and in the ordinary course of business.

Additional information about the Chapter 11 Cases, including copies of motions and orders filed with the Court and other documents related to the court supervised process, is available at https://cases.stretto.com/iRobot.

Restructuring Support Agreement

In furtherance of the Financial Reorganization, on December 14, 2025, prior to commencing solicitation of the Plan and prior to commencing the Chapter 11 Cases, the Company Parties and Picea entered into a restructuring support agreement (and together with all annexes and exhibits thereto, the “RSA”).

Under the RSA, Picea agreed to, among other things: (i) support the Financial Reorganization on the terms set forth in the RSA, (ii) consummate the transactions contemplated by the Plan, the Disclosure Statement and the solicitation materials as set forth in the RSA, (iii) cooperate with the Company Parties in taking all steps commercially reasonably necessary to address any legal or structural impediment that arises that would prevent, hinder or delay the consummation of the Financial Reorganization, provided that the material terms of the Financial Reorganization are substantially preserved, (iv) negotiate in good faith and use commercially reasonable efforts to execute and implement the documentation required pursuant to and consistent with the RSA and (v) forbear on the terms and conditions set forth in the RSA from exercising any rights (including any right of set-off) or remedies against the Company or its subsidiaries under the Credit Agreement and the Original Design Manufacturer and Supply Agreement dated August 15, 2023 (as it may be amended or supplemented from time to time, including all exhibits, schedules, supplements, appendices, annexes and attachments thereto, the “Original Supply Agreement”) (including seeking collection of outstanding amounts due under the prepetition purchase orders to the Original Supply Agreement).

Under the RSA, the Company Parties agreed to, among other things: (i) support, act in good faith and take all reasonable actions necessary, or reasonably requested by Picea, to implement and consummate the Financial Reorganization in accordance with the RSA, (ii) cooperate with Picea in taking all steps commercially reasonably necessary to address any legal or structural impediment that arises that would prevent, hinder or delay the consummation of the Financial Reorganization, provided that the material terms of the Financial Reorganization are substantially preserved, (iii) cooperate with Picea to obtain necessary Court approval of the Financial Reorganization and the related definitive documentation, (iv) oppose and not request certain relief in the Court inconsistent with the Financial Reorganization, (vi) use commercially reasonable efforts to obtain all required permits, consents and other third-party approvals necessary or advisable for the implementation or consummation of the Financial Reorganization, (vii) promptly inform Picea in writing of any event or circumstance that would permit any party to terminate the RSA and of any breaches of the RSA and (vii) negotiate in good faith and use commercially reasonable efforts to execute and implement the documentation required to consummate the Financial Reorganization as contemplated by the RSA.

Milestones

As described above, on the Petition Date, the Company Parties commenced the Chapter 11 Cases to implement the Plan. In addition to commencing the Chapter 11 Cases, pursuant to the RSA, the Company Parties agreed to implement the Financial Reorganization specifically in accordance with the following milestones (the “Milestones”):

•

no later than 5 days after the Petition Date, the Court shall have entered an interim order approving the use of cash collateral and an order conditionally approving the Disclosure Statement (solely with respect to (i) scheduling a combined hearing on the Disclosure Statement and the Confirmation Order and (ii) approving solicitation procedures);

•	no later than 30 days after the Petition Date, the Court shall have entered a final order approving the use of cash collateral;

•	no later than 45 days after the Petition Date, the Court shall have entered an order confirming the Plan (the “Confirmation Order”); and

•

no later than 30 days after entry of the Confirmation Order, the Financial Reorganization shall have been implemented and the date of effectiveness of the Plan (the “Plan Effective Date”) shall have occurred (the “Plan Outside Date”).

The RSA provides that, with the consent of Picea, the Plan Outside Date may be extended by a further 30 days solely to obtain any necessary regulatory approvals (if any) needed for the Plan to be consummated.

Termination

The RSA is terminable by Picea if certain events occur, including but not limited to: (i) any of the Milestones is not achieved, except where such Milestone has been waived or extended, or where the failure of such Milestone to be achieved is caused by, or results from, a material breach by Picea, (ii) the happening or existence of any event that would make any of the conditions precedent to the consummation of the Financial Reorganization as set forth in the RSA and the Plan incapable of being satisfied prior to the Plan Outside Date, (iii) without the prior written consent of Picea, any Company Party publicly announces, or communicates in writing to any other party, its intention not to support or pursue the Financial Reorganization, provides notice to the advisors of Picea that it is exercising its rights to take or refrain from taking any action, the exercise of which would reasonably be expected to prevent the consummation of the Financial Reorganization or publicly announces, or communicates in writing to another party, that it intends to enter into, or has entered into, definitive documentation with respect to an alternative restructuring, (iv) the Plan Effective Date has not occurred by the Plan Outside Date (as such date may have been extended) or (v) the Court grants relief that is inconsistent with the RSA in any material respect. The RSA is terminable by the Company if certain events occur, including but not limited to, a breach of the terms of the RSA by Picea. The RSA automatically terminates on the Plan Effective Date. The RSA may be amended with the consent of the Company Parties and Picea.

Economic Recovery for Certain Holders

Pursuant to, and subject to the terms and conditions of, the Plan, on the Plan Effective Date:

•

Picea will receive 100% of the common equity of the reorganized Company, comprised of 95% of common equity on account of its claims under the Credit Agreement and 5% of common equity on account of certain of its claims under the Original Supply Agreement;

•	the Company’s existing common stock will be cancelled and extinguished, and holders of the Company’s existing common stock will receive no recovery; and

•

each holder of a general unsecured claim (other than Picea), including any trade payable, will not be impaired and will receive full payment on the Plan Effective Date or in the ordinary course of business in accordance with the terms of the transaction giving rise to such claim, unless such holder agrees to alternate treatment.

The foregoing summary of the RSA and the Plan does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Plan and RSA, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The filing of the Chapter 11 Cases described in Item 1.03 above constitutes an event of default under the Company’s Credit Agreement entered into on July 24, 2023, as amended (the “Credit Agreement”), by and among the Company, each lender from time to time party thereto, and Santrum, as administrative agent and collateral agent. The Credit Agreement provides that, as a result of the Chapter 11 Cases, the principal and interest due thereunder will be immediately due and payable without notice from the lenders thereunder. Any efforts to enforce such payment obligations under the Credit Agreement are automatically stayed as a result of the commencement of the Chapter 11 Cases, and the creditors’ rights of enforcement in respect of the Credit Agreement are subject to the applicable provisions of the Bankruptcy Code.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retention Bonuses

On December 10, 2025, the Company’s board of directors approved, and the Company paid, cash retention bonuses (the “Retention Bonuses”) to certain of the Company’s named executive officers in the following amounts:

Name	Title	Retention Bonus
Gary Cohen	Chief Executive Officer	$1,575,500
Jeffrey Engel	President & Chief Operating Officer	$848,250
Karian Wong	EVP & Chief Financial Officer	$596,625
Jules Connelly	SVP & Chief Human Resources Officer	$370,500

The Retention Bonuses were paid in lieu of, and supersede, the potential payments under the Executive Sale Bonus Plan disclosed in the Company’s Current Report on Form 8-K filed on April 1, 2025. The Retention Bonuses are subject to repayment of the after-tax amounts by each recipient in the case such individual voluntarily terminates his or her employment without good reason, or if the recipient’s employment is terminated for cause, on or before the earlier of (i) closing of the sale of the Company or the effective date of a chapter 11 plan of reorganization and (ii) February 28, 2026. The Retention Bonuses are subject to the terms of a Retention Bonus Letter Agreement entered into with each recipient. The foregoing summary of the Retention Bonuses does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Retention Bonus Letter Agreement, the form of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Transition Bonuses

On December 14, 2025, the Company entered into amendments to executive agreements (the “Transition Amendments”) with certain of the Company’s named executive officers pursuant to which such individuals will be eligible to receive special cash bonuses (the “Transition Bonuses”) in the following amounts on April 1, 2026 or at an earlier date as determined in Picea’s sole discretion (the “Transition Bonus Payment Date”), subject to continued employment with the Company through the Transition Bonus Payment Date.

Name	Title	Transition Bonus
Gary Cohen	Chief Executive Officer	$1,567,972
Jeffrey Engel	President & Chief Operating Officer	$1,183,472
Karian Wong	EVP & Chief Financial Officer	$859,279
Jules Connelly	SVP & Chief Human Resources Officer	$636,029

In connection with the Transition Amendments, the executive officers waived their existing contractual severance entitlements under their respective executive agreements. The payment of the Transition Bonus for a recipient will be accelerated to the applicable employment termination date if such recipient voluntarily resigns his or her employment for good reason, or if the recipient’s employment is terminated without cause, following the Plan Effective Date but prior to the Transition Bonus Payment Date. The foregoing summary of the Transition Bonuses does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Form of Amendment to Executive Agreement, the form of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

On December 14, 2025, the Company entered into an additional amendment to Mr. Engel’s executive agreement (the “Performance Transition Amendment”) pursuant to which Mr. Engel will be eligible to receive an additional special cash bonus (the “Performance Transition Bonus”) in the amount of $1,183,472 on May 1, 2026 (the “Performance Transition Bonus Payment Date”), subject to Mr. Engel’s continued employment with the Company through the Performance Transition Bonus Payment Date and achievement of certain performance milestones related to transitional support services in connection with the Financial Reorganization. The payment of the Performance Transition Bonus to Mr. Engel will be accelerated to the applicable employment termination date if he voluntarily resigns his employment for good reason, or if his employment is terminated without cause, following the Plan Effective Date and achievement of the performance milestones but prior to the Performance Transition Bonus Payment Date. The foregoing summary of the Performance Transition Bonus does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Performance Transition Amendment, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Press Release

On December 14, 2025, the Company issued a press release announcing the filing of the Chapter 11 Cases and entry into the RSA. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

This Current Report on Form 8-K is not a solicitation of votes to accept or reject the Plan or an offer to sell securities of the Company. The solicitation of votes to accept or reject the Plan is now complete, and was made only pursuant to and in accordance with the Disclosure Statement.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Note Regarding the Chapter 11 Cases

The Company cautions that trading in the Company’s securities during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by the holders of the Company’s securities in the Chapter 11 Cases. The Company expects that holders of the Company’s common stock will not receive any equity of the reorganized Company, and that holders of common stock will experience a total loss on their investment, if the Plan is confirmed.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including, in particular, any statements about the Company’s plans, strategies, objectives, initiatives, roadmap and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this Current Report on Form 8-K to identify forward-looking statements. The Company has based these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements, include, but are not limited to, statements related to the Financial Reorganization described above, including the Company’s ability to complete the Financial Reorganization on the terms contemplated by the RSA and the Disclosure Statement, on the timeline contemplated or at all and the Company’s ability to realize the intended benefits of the Financial Reorganization. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors. Some of these risks and uncertainties include: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to the Company’s ability to obtain Court approval with respect to motions in the Chapter 11 Cases and approval of requisite stakeholders and confirmation by the Court of the Plan, the effects of the Chapter 11 Cases on the Company and its various constituents, the impact of Court rulings in the Chapter 11 Cases, the ultimate outcome of the Chapter 11 Cases in general, the length of time the Company will operate under the Chapter 11 Cases, attendant risks associated with restrictions on the Company’s ability to pursue its business strategies while the Chapter 11 Cases are pending, risks associated with third-party motions in the Chapter 11 Cases, the potential adverse effects of the Chapter 11 Cases on the Company’s liquidity, the likelihood of the cancellation of the Company’s common stock in the Chapter 11 Cases, uncertainty regarding the Company’s ability to retain key personnel and management, whether the Company’s vendors, suppliers and customers might lose confidence in the Company’s ability to reorganize its capital structure successfully and may seek to establish alternative commercial relationships as a result of the Chapter 11 Cases and uncertainty and continuing risks associated with the Company’s ability to achieve its goals and continue as a going concern. Additional risks that could cause future results to differ from those expressed by any forward-looking statement are described in the Company’s reports filed with the U.S. Securities and Exchange Commission (“SEC”), including in the section entitled “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2024, the section entitled “Risk Factors” in Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarters ended March 29, 2025, June 28, 2025 and September 27, 2025 and the Company’s Current Report on Form 8-K filed with the SEC on December 1, 2025. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those identified herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of the filing of this Current Report on Form 8-K or to reflect the occurrence of unanticipated events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Eleventh Amendment to Lease by and between the Registrant and XChange Property Owner, L.P. dated December 12, 2025.

10.2#	Design Manufacturer and Supply Agreement by and among the Registrant, iRobot UK Ltd., Shenzhen PICEA Robotics Co., Ltd. (f/k/a Shenzhen 3irobotix Co., Ltd.) and Santrum Hong Kong Co., Limited dated December 11, 2025.

10.3	Restructuring Support Agreement by and among the Registrant, Santrum Hong Kong Co., Limited and Shenzhen PICEA Robotics Co., Ltd. (f/k/a Shenzhen 3irobotix Co., Ltd.) dated December 14, 2025.

10.4	Form of Retention Bonus Letter Agreement.

10.5	Form of Amendment to Executive Agreement.

10.6	Amendment No. 2 to Executive Agreement by and between the Registrant and Jeffrey Engel dated December 14, 2025.

99.1	Press Release, dated December 14, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#

Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because such information is both (i) not material and (ii) information that the Registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2025	iRobot Corporation

	By:	/s/ Kevin Lanouette
	Name:	Kevin Lanouette
	Title:	Senior Vice President & General Counsel